UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2023
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 15, 2023, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (“Fortrea”), a wholly owned subsidiary of Laboratory Corporation of America Holdings (“Labcorp”), increased the size of the Board from two to three and appointed David Smith as a member of the Board. Mr. Smith will serve as chair of the Audit Committee of the Board.

Mr. Smith will be entitled to receive compensation for his service on the Board consistent with Fortrea’s director compensation program, as described in Fortrea’s registration statement on Form 10, which was initially filed with the Securities and Exchange Commission on May 15, 2023 and declared effective on June 9, 2023 in connection with Labcorp’s previously announced spinoff of Fortrea into a separate publicly traded company.

Mr. Smith has served as Executive Vice President and Chief Financial Officer for Charles River Laboratories International, Inc., an American contract research organization supporting the global pharmaceutical industry, from August 2015 until his retirement in May 2022. Mr. Smith has also previously held multiple positions at Galapagos NV, a Belgian pharmaceutical research company, including Chief Executive Officer of their Galapagos Service Division and Chief Financial Officer, and, in addition, was the Chief Financial Officer at Cambridge University Hospitals in the United Kingdom.

Item 9.01	Financial Statements and Exhibits

Exhibit	Exhibit Name
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel

Date: June 21, 2023